Exhibit 10.1
COOPER-STANDARD HOLDINGS INC.
NONQUALIFIED STOCK OPTION AGREEMENT
THIS AGREEMENT (this “Agreement”), which relates to a grant of Options made on Grant Date (the “Grant Date”), is between Cooper-Standard Holdings Inc., a Delaware corporation (the “Company”), and the individual whose name is set forth on the signature page hereof (the “Participant”):
R E C I T A L S:
WHEREAS, the Company has adopted the Cooper-Standard Holdings Inc. 2021 Omnibus Incentive Plan (the “Plan”), which is incorporated herein by reference and made a part of this Agreement (capitalized terms not otherwise defined herein shall have the same meanings as in the Plan); and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the Options provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.Grant of the Options. The Company hereby grants to the Participant Options to purchase #Granted Shares on the terms and conditions set forth in this Agreement. The purchase price of the Shares subject to the Options shall be US $Option Price per Share (the “Option Price”). The Options are not intended to be treated as incentive stock options that comply with Section 422 of the Code.

2.Vesting.
(a) Vesting While Employed.
(i) Subject to the Participant’s continued Employment with the Company or its Affiliate through the applicable vesting date, one third of the Options shall vest on each of the first three anniversaries of the Grant Date (each, a “Vesting Date”).
(ii) Notwithstanding the foregoing, in the event of a Change of Control while the Participant remains in Employment with the Company or its Affiliate, the following will apply:
(A)    If the purchaser, successor or surviving entity (or parent thereof) in the Change of Control (the “Survivor”) so agrees, some or all of the Options shall be assumed, or replaced with the same type of award with similar terms and conditions, by the Survivor in the Change of Control transaction. If applicable, each Option that is assumed by the Survivor shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Options been exercised immediately prior to such Change of Control, and other appropriate adjustments in the terms and conditions of the Options shall be made. Upon termination of the Participant’s Employment (1) by the Company and its Affiliates without Cause or (2) if the Participant is then or was at the time of the Change in Control a Section 16 Participant, by such Section 16 Participant for Good Reason, in each case within two years after a Change of Control, any unvested portion of the Option or replacement award shall, to the extent outstanding, immediately become fully vested and exercisable.
(B)    To the extent the Survivor does not assume the Options or issue replacement awards as provided in clause (A), then, immediately prior to the date of the Change of Control, all Options shall become immediately and fully vested, and, unless otherwise determined by the Committee, all Options shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess (if any) of the Change of Control price of the Shares covered by the Options that are so cancelled over the exercise price of the Options or, to the extent the Change of Control price does not exceed the exercise price of the Options, shall be cancelled on the date of the Change of Control without payment.
(b) Termination of Employment. Subject to the provisos in Sections 2(a)(ii), if the Participant’s Employment with the Company and its Affiliates terminates for any reason other than death, Disability or Retirement then the Options shall, to the extent not then vested, be canceled by the Company without consideration, and the vested portion of the Options shall remain exercisable for the period set forth in Section 3(a). Upon termination of the Participant’s Employment due to the Participant’s death or Disability, the Participant shall be deemed fully vested as of the date of such termination in all Options subject to this Agreement on the date of such termination. Upon termination of the Participant’s Employment due to the Participant’s Retirement between the Grant Date and a Vesting Date, or between Vesting Dates, a pro rata portion of the Options (in addition to any Options that have already vested due to continued Employment through one or more Vesting Dates) will be deemed vested as of the date of such termination. Such pro rata portion will be equal to the product of the total number of Options that are subject to immediate vesting on the following Vesting Date multiplied by a fraction equal to (i) the number of days of Employment that have elapsed since the most recent Vesting Date (or the Grant Date, if no Vesting Dates have passed) through the date of such termination divided by (ii) 365.

3.Exercise and Expiration of Option.

(a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the vested portion of the Option at any time prior to, and the Option will expire upon, the earliest to occur of:

(i) the tenth anniversary of the Grant Date; provided, however, that (other than as would otherwise result in the violation of Section 409A of the Code), to the extent an Option would expire at a time when the holder of such Option is prohibited by applicable law or by the Company’s insider trading policy from exercising the Option (the “Closed Window Period”), then such Option shall remain exercisable until the thirtieth (30th) day following the end of the Closed Window Period.
(ii) the first anniversary of the date of the Participant’s termination of Employment (A) due to death or Disability, or (B) upon or following a Change of Control pursuant to which the provisions of Section 2(a)(ii)(A) apply;
(iii) the third anniversary of the date of the Participant’s termination of Employment due to Retirement; and
(iv) 90 days following the date of the Participant’s termination of Employment for any reason not described in clause (ii) or (iii) above;

(b) Method of Exercise.
(i) Subject to Section 3(a), the vested portion of an Option may be exercised in accordance with the exercise process established by the Company; provided that such portion may be exercised with respect to whole Shares only. At the time of exercise, the Participant must pay the Option Price and any applicable withholding taxes in full. The payment of the Option Price and any applicable withholding taxes may be made at the election of the Participant: (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value equal to the amount required to be paid, and satisfying such other requirements as may be imposed by the Committee, provided that, to the extent necessary to avoid adverse accounting treatment for the Company under generally accepted accounting principles, such Shares have been held by the Participant for no less than six months; (iii) partly in cash and partly in such Shares; (iv) by having the Company withhold a number of Shares otherwise deliverable upon exercise of the Option having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and any applicable withholding taxes; or (v) to the extent permitted by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of an Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price and applicable withholding taxes for the Shares being purchased. The Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid the exercise price for such Shares and any applicable withholding taxes in full and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.
(ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Options may not be exercised prior to the completion of any registration or qualification of the Options or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.
(iii) Upon the Company’s determination that an Option has been validly exercised as to any of the Shares, the Company shall cause such Shares to be registered in Participant’s name via a book-entry with the Company’s transfer agent. The Company shall not be liable to the Participant for damages relating to any delays in making an appropriate book entry, or any mistakes or errors in the making of the book entry; provided that the Company shall correct any such errors caused by it. The book entry representing the Shares purchased by exercise of the Option, if applicable, shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may direct that an appropriate notation on any such book entry be made to make appropriate reference to such restrictions.
(iv) In the event of the Participant’s death, the vested portion of the Options shall remain exercisable by the Participant’s executor or administrator, or the Person or Persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

4.No Right to Continued Employment or Future Awards. The granting of the Options shall impose no obligation on the Company or any of its Affiliates to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of the Participant. In addition, the granting of the Options shall impose no obligation on the Company or any of its Affiliates to make awards under the Plan to the Participant in the future.

5.Transferability. In accordance with the Plan, the Participant shall have the right to designate a beneficiary who will be entitled to exercise the Options, to the extent vested, following the Participant's death, all in the manner and to the extent set forth in this Agreement. The Participant may designate a beneficiary pursuant to procedures established by the Company (or the Plan’s administrative service provider).  The Participant may change the beneficiary designation at any time.  The last designation on file with the Plan’s administrative service provider as of the date of the Participant’s death shall be effective. If no designation of beneficiary is made, then any vested Options shall be exercisable following the Participant’s death by the Participant’s legal representative pursuant to his or her will or the laws of descent and distribution, all in the manner and to the extent set forth in this Agreement. The Participant cannot otherwise sell, transfer, or dispose of or pledge or hypothecate or assign the unvested Options.

6.Taxes. The Company and its Affiliates shall have the right and are hereby authorized to withhold, any applicable withholding taxes in respect of the Options, their exercise or any payment or transfer under or with respect to the Options and to take such other action as may be necessary to satisfy all obligations for the payment of such withholding taxes, including by deducting cash (or requiring an Affiliate to deduct cash) from any payments of any kind otherwise due to the Participant, or, withholding Shares otherwise deliverable hereunder to satisfy such tax obligations.

7.Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Options, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

8.Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party may designate in writing to the other. Any such notice shall be deemed effective upon receipt by the addressee.

9.Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS.

10.Options Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Options are subject to the Plan. The terms and provisions of the Plan as they may be amended from time to time are incorporated herein by reference. In the event of a conflict between any term or provision in this Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern.

11.Recoupment. This Award, and any Shares issued or other compensation received by the Participant under this Award, shall be subject to the provisions of any recoupment or clawback policy that may be adopted by the Company from time to time and to any requirement of applicable law, regulation or listing standard that requires the Company to recoup or clawback compensation paid under this Award.

12.Amendments. The Company may amend this Award at any time, provided that the Participant’s consent to any amendment is required to the extent the amendment materially diminishes the rights of the Participant or cancels the Award. Notwithstanding the foregoing, the Company need not obtain Participant (or other interested party) consent for: (a) the adjustment or cancellation of an Award pursuant to the adjustment provisions of the Plan; (b) the modification of the Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded; (c) the modification of the Award to preserve favorable accounting or tax treatment of the Award for the Company; or (d) the modification of the Award to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award.

13.Committee Interpretation. As a condition to the grant of this Award, the Participant agrees (with such agreement being binding upon the Participant’s legal representatives, guardians, legatees or beneficiaries) that this Agreement will be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement or the Plan, and any determination made by the Committee under this Agreement or the Plan, will be final, binding and conclusive.

14.Data Privacy Consent. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other option grant materials (“Data”) by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and the Company's affiliates may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan. The Participant understands that Data will be transferred to a designated third party external broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States or otherwise) may have different data privacy laws and regulations and thus the level of data protection provided may not be equivalent to the one offered in Participant’s country of residence.

Where Data are to be transferred to a Third Country, as defined in the EU General Data Protection Regulation (GDPR) no. 2016/679, or an international organization, the Company and its affiliates shall ensure that the level of data protection offered is equivalent to the one offered in the Participant’s country of residence, especially if such country is part of the European Economic Area; such level shall be in particular guaranteed, by implementing adequate safeguards in the form of contractual arrangements between the Company and such third parties recipients; in particular by executing appropriate Standard Contractual Clauses (SCCs) as adopted and published by the European Commission for that purpose. The Participant understands that if the Participant resides outside the United States, the Participant may request at any given time a list with the names and addresses of any potential third-party recipients of the Data by contacting the Participant’s local human resources representative.

The Participant authorizes the Company, the Company's selected broker and any other third-party recipients which assist the Company with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Participant’s participation in the Plan. A list of such third-party recipients is available upon request. The Company undertakes to provide prior notice to the Participant of any changes to the aforementioned list of third-party recipients; such changes to third-party recipients will be accepted by the Participant unless reasonably objected to for just cause. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan in accordance with applicable data protection laws and regulations, as well as the Company’s policies on the retention and disposal of records in effect from time to time. The Participant understands that if the Participant resides outside the United States, the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost and without providing any reason for such a withdrawal, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a free and purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service and career will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant options or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative. The Participant is also entitled to lodge a complaint with the competent Supervisory Authorities should he or she does not receive a reply or is not otherwise satisfied with a reply received by the Company concerning the exercise of his/her aforementioned rights.

15.Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

COOPER-STANDARD HOLDINGS INC.

By:
Larry E. Ott Senior Vice President and Chief Human Resources Officer

Agreed and acknowledged as of the date first above written:

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